UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.   )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

EQ ADVISORS TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EQ Advisors Trust

November 28th, 2011

877-708-3621

Solicitation Script

Greeting:

Hello, is Mr./Ms.                     available please?

Hi Mr./Ms.                     , my name is <Agent Name> and I am calling on behalf of EQ Advisors Trust on a recorded line. Recently we sent you materials for the upcoming Special Meeting of Shareholders to be held on November 28th, 2011 and have not received your vote. The Trust’s Board has approved the proposals and recommends that you vote “FOR” each of them. Would you like to vote along with the recommendations of the board?

For the record, would you please state your full name and mailing address?

Are you authorized to vote on all shares?

Again, my name is <Agent Name>, a proxy voting specialist on behalf of EQ Advisors Trust. Today’s date is <Date> and the time is <Time> (AM/PM) Eastern Time.

Mr./Ms.                     , I have recorded your [FOR / AGAINST / ABSTAIN] vote for all of your EQ Advisors Trust accounts and will be sending you a written confirmation for each. If you wish to make any changes to your vote, you may contact us by calling 1-877-708-3621, vote on the internet by logging in at proxyvote.com and following the online instructions, vote by phone by calling 800-690-6903 and following the recorded instructions, or by attending the shareholder meeting. You may also vote by mailing the proxy back in the postage paid envelope provided in the materials you received. Thank you very much for your participation and have a great day/evening.

If Not Received:

I can resend the materials to you. Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at 1-877-708-3621.

If Not Interested:

(Use rebuttal) I am sorry for the inconvenience. Please be aware that as a contractholder, your vote is very important. Please fill out and return your voting instruction card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist for EQ Advisors Trust. You should have received materials in the mail concerning the Special Meeting of Shareholders to be held on November 28th, 2011.

Your vote is very important. You may cast your vote on the internet by logging in at proxyvote.com and following the online instructions, by phone by calling 1-800-690-6903 and following the recorded instructions or by mailing the voting instruction card back in the postage paid envelope. To vote over the telephone, call toll-free at 1-877-708-3621 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all contractholders.

Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Proxy Service Center calling with an important message on behalf of EQ Advisors Trust. You should have received materials in the mail concerning the Special Meeting of Shareholders to be held on November 28th, 2011.

Your vote is very important. To vote over the telephone, call toll-free at 1-877-708-3621 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all contractholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

“Thank you for calling the Proxy Services Center for EQ Advisors Trust. Our offices are now closed. We appreciate your call. Your vote is very important. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE:

“Thank you for calling the Proxy Services Center for EQ Advisors Trust. Our proxy specialists are currently assisting other contractholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Proxy Services Center for EQ Advisors Trust. The Shareholder Meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment in EQ Advisors Trust, please contact your Financial Advisor or call EQ Advisors Trust at 1-877-222-2144. Thank you for investing with the EQ Advisors Trust.”